SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2002

MILACRON INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8475	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio 45206

(address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 2. Acquisition Or Disposition Of Assets

      On August 9, 2002 (the "Closing Date") pursuant to a Stock Purchase Agreement between Milacron Inc. (the "Registrant") and Sandvik AB (the "Purchaser") dated as of June 17, 2002 (the "Purchase Agreement"), the Registrant disposed of substantially all of the assets and liabilities of its Valenite metalcutting tools business ("Valenite") through the transfer of shares of Valenite Inc. to the Purchaser.

      The purchase price of $175,000,000 in cash was received by the Registrant from the Purchaser on the Closing Date. The purchase price is subject to adjustment, which will be calculated based on the net book value shown in the Closing Date balance sheet.

      No material relationship exists between the Purchaser and the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

      Valenite employs approximately 1,300 employees and had sales of approximately $200,000,000 in 2001.

The News Release of the Registrant dated August 9, 2002, announcing the completion of the transaction described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

Financial Statements

(a)      Financial statements of business acquired - Not applicable

(b)      Pro forma financial information
The Pro Forma Consolidated Balance Sheet which assumes the closing of the Valenite and the Widia and Werko divestitures as occurring as of June 30, 2002 and the Historical Information depicting operating results reflecting Valenite, Widia and Werko as discontinued operations are filed herewith as Item 7(b).

Exhibits

Exhibit Number	Description of Exhibit

99.1	News release of the Registrant related to the sale of the Valenite business.

Item 7 (b)

MILACRON INC. AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
(In millions, except per-share data)
(unaudited)

      On June 18, 2002, the company entered into a definitive agreement to sell its Valenite metalcutting tools business to Sandvik AB for $175 million in cash, subject to post-closing adjustments. The sale was completed on August 9, 2002. After deducting transaction costs and related expenses, the net cash proceeds from the sale are expected to be approximately $150 million. A majority of the cash received at closing has been used to repay bank borrowings. The company expects to record an estimated after-tax gain on the sale of $27 to $30 million, or $.80 to $.90 per share, in the third quarter of 2002. Valenite manufactures carbide metalcutting inserts, steel toolholders and carbide die and wear parts through major facilities in Michigan, Texas and South Carolina.

      On May 6, 2002, the company reached a definitive agreement to sell its Widia and Werkö metalcutting tools businesses to Kennametal, Inc. for €188 million in cash (approximately $184 million at June 30, 2002), subject to post-closing adjustments. After deducting transaction costs and the cost to increase the company's ownership interest in Widia India (as discussed below), the net cash proceeds from the sale are expected to be approximately $150 million, a majority of which will be used to repay bank borrowings. Completion of the sale is expected to result in an after-tax loss of approximately $15 million, or $.46 per share, which was recorded in the second quarter of 2002 as the estimated loss on the sale of Widia and Werkö. Approximately $13 million of the loss includes the cumulative foreign currency translation adjustments that have been recorded since the acquisition of Widia in 1995. The transaction is expected to close in the third quarter of 2002.

      Headquartered in Essen, Germany, Widia manufactures carbide metalcutting inserts, steel tool holders and carbide die and wear parts through major manufacturing facilities in Europe and India. In a separate but contingent transaction, the company will purchase an additional 26% of the shares of Widia India, thereby increasing its ownership interest from 51% to 77%. The entire 77% of the Widia India shares will be included in the planned transaction. Werkö, which is located in Königsee, Germany, manufactures round metalcutting tools.

      All three of the businesses being sold were reported as discontinued operations in accordance with the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," in the consolidated condensed financial statements that are included in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. In addition, the company filed a Current Report on Form 8-K on July 24, 2002, which included as Exhibit 99.1 its earnings press release for the second quarter of 2002 and the related attachments, one of which was a summary of operating results for 2000, 2001 (and each of the quarters included therein) and the first six months of 2002 (and each of the quarters included therein) reflecting the presentation of Widia, Werkö and Valenite as discontinued operations. This summary of historical operating results is also filed herewith. Because the amounts included therein present the effects of the sale of Widia, Werkö and Valenite on the company's historical results of operations for the year 2001 and the six months ended June 30, 2002, pro forma consolidated statements of earnings for those periods are not applicable.

      The pro forma consolidated balance sheet that is included herein assumes that the closings of the Valenite divestiture and the Widia and Werkö divestiture had both occurred on June 30, 2002. The pro forma adjustments included therein for Valenite are based on the preliminary cash proceeds of $175 million and the actual assets and liabilities of Valenite as of June 30, 2002. The ultimate selling price will be adjusted for the change in the net asset value of Valenite from December 31, 2001 to August 9, 2002 as well as for other possible post-closing adjustments. The results of these adjustments, which are not determinable at this time, will affect the ultimate proceeds from the sale. The pro forma adjustments for Widia and Werkö are based on the expected preliminary cash proceeds of €188 million (approximately $184 million at June 30, 2002) and the actual assets and liabilities of Widia and Werkö as of June 30, 2002. The ultimate selling price as measured in U.S. dollars will be based on the euro to dollar exchange rate as of the closing date and on the change in the net asset value of Widia and Werkö from December 31, 2001 to the closing date and other possible post-closing adjustments. The results of these adjustments, which are not determinable at this time, will affect the ultimate proceeds from the sale. As a result, the effect of the Valenite transaction and the Widia and Werkö transaction may differ from the pro forma adjustments presented therein and described in the accompanying notes.

      The pro forma consolidated balance sheet does not purport to present what the company's financial position would actually have been had the Valenite divestiture and the Widia and Werkö divestiture both occurred on June 30, 2002. In addition, the consolidated condensed statements of earnings included herein do not purport to present what the company's results of operations would actually have been had both of the divestitures occurred on the first day of 2001 or 2002 or purport to project the company's results of operations for any future period. The pro forma and historical financial data included herein should be read in conjunction with the audited consolidated financial statements of the company and the related notes thereto that are included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 and the company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, in all cases as filed with the Securities and Exchange Commission.

Pro Forma Consolidated Balance Sheet Milacron Inc. and Subsidiaries (Unaudited)

	June 30, 2002

(In millions)	Historical Milacron	Historical Valenite			Valenite Pro Forma Adjustments			Milacron Less Valenite

Assets
Current assets
Cash and cash equivalents	$75.3		$6.8	(b)		$175.0	(d)	$114.0
						(143.1	)(d)
Notes and accounts receivable less allowances	89.0							89.0
Inventories	176.3							176.3
Other current assets	67.5							67.5

Total current assets of continuing operations	408.1		6.8			31.9		446.8
Assets of discontinued operations	370.0		(121.7	)(a)				248.3

Total current assets	778.1		(114.9)			31.9		695.1
Property, plant and equipment - net	181.5							181.5
Goodwill	395.4							395.4
Other noncurrent assets	121.9							121.9

	$1,476.9		$(114.9)			$31.9		$1,393.9

Liabilities and Shareholders' Equity
Current liabilities
Borrowings under lines of credit and long-term debt due within one year	$50.2	$			$			$50.2
Trade accounts payable	64.1							64.1
Advance billings and deposits	14.8							14.8
Accrued and other current liabilities	103.4					46.6	(e)	150.0

Total current liabilities of continuing operations	232.5					46.6		279.1
Liabilities of discontinued operations	161.1		(20.3	)(a)		(22.1	)(d)	118.7

Total current liabilities	393.6		(20.3)			24.5		397.8
Long-term accrued liabilities	153.6							153.6
Long-term debt	516.2					(121.0	)(d)	395.2

Total liabilities	1,063.4		(20.3)			(96.5)		946.6
Commitments and contingencies	—							—
Shareholders' equity 4% Cumulative Preferred shares	6.0							6.0
Common shares	33.7							33.7
Capital in excess of par value	283.2							283.2
Reinvested earnings	120.1		(98.9)			128.4		149.6
Accumulated other comprehensive loss	(29.5)		4.3	(c)				(25.2)

Total shareholders' equity	413.5		(94.6)			128.4		447.3

Total liabilities and shareholders' equity	$1,476.9		$(114.9)			$31.9		$1,393.9

See notes to Pro Forma Consolidated Balance Sheet

Pro Forma Consolidated Balance Sheet (Continued) Milacron Inc. and Subsidiaries (Unaudited)

	June 30, 2002

(In millions)	Historical Milacron	Historical Valenite			Widia and Werkö Pro Forma Adjustments		Milacron Less Valenite, Widia and Werkö

Assets
Current assets
Cash and cash equivalents	$114.0		$.9	(g)	$184.4	(h)	$154.8
					(144.5	)(h)
Notes and accounts receivable less allowances	89.0						89.0
Inventories	176.3						176.3
Other current assets	67.5						67.5

Total current assets of continuing operations	446.8		.9		39.9		487.6
Assets of discontinued operations	248.3		(248.3	)(f)			—

Total current assets	695.1		(247.4)		39.9		487.6
Property, plant and equipment - net	181.5						181.5
Goodwill	395.4						395.4
Other noncurrent assets	121.9						121.9

	$1,393.9		$(247.4)		$39.9		$1,186.4

Liabilities and Shareholders' Equity
Current liabilities
Borrowings under lines of credit and long-term debt due within one year	$50.2	$			$(43.0	)(h)	$7.2
Trade accounts payable	64.1						64.1
Advance billings and deposits	14.8						14.8
Accrued and other current liabilities	150.0				26.2	(i)	176.2

Total current liabilities of continuing operations	279.1				(16.8)		262.3
Liabilities of discontinued operations	118.7		(111.8	)(f)	(6.9	)(h)	—

Total current liabilities	397.8		(111.8)		(23.7)		262.3
Long-term accrued liabilities	153.6						153.6
Long-term debt	395.2				(72.0	)(h)	323.2

Total liabilities	946.6		(111.8)		(95.7)		739.1
Commitments and contingencies	—						—
Shareholders' equity 4% Cumulative Preferred shares	6.0						6.0
Common shares	33.7						33.7
Capital in excess of par value	283.2						283.2
Reinvested earnings	149.6		(135.6)		135.6		149.6
Accumulated other comprehensive loss	(25.2)						(25.2)

Total shareholders' equity	447.3		(135.6)		135.6		447.3

Total liabilities and shareholders' equity	$1,393.9		$(247.4)		$39.9		$1,186.4

See notes to Pro Forma Consolidated Balance Sheet

Milacron Inc. and Subsidiaries
Notes to Pro Forma Consolidated Balance Sheet
As of June 30, 2002
(In millions)
(Unaudited)

      Certain pro forma adjustments related to the sale of Valenite are based on the $175 million of cash proceeds that were received on the closing date. Similarly, certain pro forma adjustments related to the sale of Widia and Werkö are based on the cash proceeds of €188 million (approximately $184 million) that are expected to be received at the closing. The sale of Widia and Werkö is expected to be completed in the third quarter of 2002. In both cases, the ultimate selling price will be adjusted for the changes in the net asset values of the businesses from December 31, 2001 to the respective closing dates as well as other post-closing adjustments. The selling price of Widia and Werkö as measured in U.S. dollars will ultimately be based on the euro to dollar exchange rate as of the closing date. As a result, the ultimate effects of the transactions may differ from the pro forma adjustments presented herein.

(a)	Represents the assets and liabilities of Valenite as reflected in the company's consolidated balance sheet as of June 30, 2002.
(b)	Represents cash to be retained by the company upon the closing of the Valenite transaction.
(c)	Represents the cumulative foreign currency translation adjustments that have been recorded since the acquisition of Valenite in 1993.
(d)	Represents the cash proceeds received at the closing of the sale of Valenite and the use of a portion of such proceeds to repay borrowings under the company's revolving credit agreement and certain other indebtedness. Also includes repayments of $17.1 million of cash received from the sale of certain of Valenite's domestic accounts receivable under the company's receivables purchase agreement. Under the terms of the receivables purchase agreement, any such amounts are required to be repaid to the purchaser concurrent with the closing of the sale of Valenite.
(e)	Represents accruals for estimated costs and expenses related to the sale of Valenite and for purchase price adjustments based on the change in Valenite's net assets from December 31, 2001 to June 30, 2002. Also includes accruals for U.S. federal and state and local income taxes of $22.2 million related to the expected tax effect of the transaction.
(f)	Represents the assets and liabilities of Widia and Werkö as reflected in the company's consolidated balance sheet as of June 30, 2002.
(g)	Represents cash to be retained by the company upon the closing of the Widia and Werkö transaction.
(h)	Represents the cash proceeds expected to be received at the closing of the sale of Widia and Werkö and the use of a portion of such proceeds to repay borrowings under the company's revolving credit facility and certain indebtedness of Widia and Werkö to be retained by the company upon closing of the transaction. The use of proceeds also includes the cost of increasing Widia's ownership interest in its subsidiary Widia India from 51% to 71% as required by the terms of the agreement with the purchaser.
(i)	Represents accruals for estimated costs and expenses related to the sale of Widia and Werkö and for purchase price adjustments based on the change in the net assets of Widia and Werkö from December 31, 2001 to June 30, 2002.

Historical Information Operating results reflecting Widia, Werkö and Valenite as discontinued operations Milacron Inc. and Subsidiaries (Unaudited)

(In millions, except per-share data)	2000	2001					2002

		Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Year to Date

Sales	$1,083.7	$224.3	$212.1	$194.6	$204.6	$835.6	$175.3	$187.8	$363.1
Cost of products sold	830.8	178.7	175.8	167.0	176.4	697.9	150.7	155.2	305.9
Cost of products sold related to restructure	—	—	—	3.6	—	3.6	—	—	—

Total cost of products sold	830.8	178.7	175.8	170.6	176.4	701.5	150.7	155.2	305.9

Manufacturing margins	252.9	45.6	36.3	24.0	28.2	134.1	24.6	32.6	57.2
Other costs and expenses
Selling and administrative	149.0	35.9	35.7	35.1	34.2	140.9	31.5	33.5	65.0
Restructuring costs	2.1	—	—	8.3	11.8	20.1	5.2	3.3	8.5
Other - net	8.2	3.0	2.3	3.4	4.9	13.6	(3.5)	2.4	(1.1)

Total other costs and expenses	159.3	38.9	38.0	46.8	50.9	174.6	33.2	39.2	72.4

Operating earnings (loss)	93.6	6.7	(1.7)	(22.8)	(22.7)	(40.5)	(8.6)	(6.6)	(15.2)
Interest expense - net of interest income	(23.7)	(5.6)	(6.1)	(6.5)	(6.9)	(25.1)	(6.1)	(6.6)	(12.7)

Earnings (loss) from continuing operations before income taxes and minority shareholders' interests	69.9	1.1	(7.8)	(29.3)	(29.6)	(65.6)	(14.7)	(13.2)	(27.9)
Provision (benefit) from income taxes	19.9	0.6	(7.1)	(13.3)	(8.1)	(27.9)	(5.3)	(4.2)	(9.5)

Earnings (loss) from continuing operations before minority shareholders' interests	50.0	0.5	(0.7)	(16.0)	(21.5)	(37.7)	(9.4)	(9.0)	(18.4)
Minority shareholders' interests	0.4	0.1	0.1	0.3	0.1	0.6	0.2	0.2	0.4

Earnings (loss) from continuing operations	49.6	0.4	(0.8)	(16.3)	(21.6)	(38.3)	(9.6)	(9.2)	(18.8)
Discontinued operations-net of income taxes
Earnings (loss) from operations	22.7	3.1	1.9	(2.1)	(0.3)	2.6	(3.5)	(6.6)	(10.1)
Loss on sale of Widia and Werkö	—	—	—	—	—	—	—	(15.3)	(15.3)

Total discontinued operations	22.7	3.1	1.9	(2.1)	(0.3)	2.6	(3.5)	(21.9)	(25.4)

Net earnings (loss)	$72.3	$3.5	$1.1	$(18.4)	$(21.9)	$(35.7)	$(13.1)	$(31.1)	$(44.2)

Earnings (loss) per common share Basic and diluted (a)
Continuing operations	$1.41	$0.01	$(0.03)	$(0.49)	$(0.65)	$(1.16)	$(0.29)	$(0.28)	$(0.57)
Discontinued operations	0.65	0.09	0.06	(0.06)	(0.01)	0.08	(0.10)	(0.65)	(0.75)

Net earnings (loss)	$2.06	$0.10	$0.03	$(0.55)	$(0.66)	$(1.08)	$(0.39)	$(0.93)	$(1.32)

Segment Information:
Plastics Technologies
Sales	$873.8	$177.2	$168.5	$151.4	$165.3	$662.4	$136.0	$145.8	$281.8
Operating cash flow (EBITDA)	127.8	17.2	8.4	(1.4)	(2.4)	21.8	6.2	4.8	11.0
Segment earnings (EBIT)	97.0	9.4	0.4	(9.5)	(10.2)	(9.9)	1.1	(0.3)	0.8
Metalworking Technologies
Sales	$209.9	$47.1	$43.6	$43.2	$39.3	$173.2	$39.3	$42.0	$81.3
Operating cash flow (EBITDA)	33.5	5.1	4.2	5.3	5.6	20.2	1.8	3.4	5.2
Segment earnings (EBIT)	23.1	2.9	1.9	3.5	3.8	12.1	0.3	2.0	2.3

(a) For all periods presented, basic and diluted earnings per share are identical.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	August 26, 2002	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

Index to Exhibits

The following exhibits are included in this Form 8-K:

Exhibit Number	Description of Exhibit

99.1	News release of the Registrant related to the sale of the Valenite business.